Exhibit 99.4

YERBAÉ BRANDS CORP.

(the “Company” or “Yerbaé)

RISK FACTORS

Risks Related to the Business of Yerbaé

The Company may have difficulty realizing consistent and meaningful revenues and achieving profitability.

Yerbaé’s ability to successfully develop its products and to realize consistent and meaningful revenues and to achieve profitability cannot be assured. For the Company to realize consistent, meaningful revenues and to achieve profitability, its products must receive broad market acceptance by consumers. Without this market acceptance, the Company will not be able to generate sufficient revenue to continue its business operations. If Yerbaé’s products are not widely accepted by the market, the business may fail.

Yerbaé’s ability to achieve and maintain profitability and positive cash flow is dependent upon the Company’s ability to generate revenues, manage operational and marketing costs and expenses, and compete successfully with its direct and indirect competitors. The Company anticipates operating losses in upcoming future periods. This will occur because there are expenses associated with the development, production, marketing, and sales of the Company’s products.

Yerbaé’s continued operating losses express substantial doubt about the Company’s ability to continue as a going concern.

The Company’s financial statements are prepared using generally accepted accounting principles in the U.S. applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Yerbaé has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow the Company to continue as a going concern. As of December 31, 2023, the Company had an accumulated deficit of $34.5 million. Yerbaé’s ability to continue as a going concern is dependent on obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to significantly curtail or cease operations.

Yerbaé management has concluded that its historical recurring losses from operations and negative cash flows from operations as well as its dependence on financings raise substantial doubt about the Company’s ability to continue as a going concern and the Company’s auditor has included an explanatory paragraph relating to Yerbaé’s ability to continue as a going concern in its audit report for the fiscal year ended December 31, 2023.

Yerbaé will need additional funds to continue producing, marketing, and distributing its products.

Yerbaé will have to spend additional funds to continue producing, marketing and distributing its products. If the Company cannot raise sufficient capital, it may have to curtail or cease operations. Accordingly, the Company will need additional funds to continue to produce its products for distribution in its target markets.

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There is no guarantee that sufficient sale levels will be achieved.

There is no guarantee that the expenditure of money on distribution and marketing efforts will translate into sufficient sales to cover the Company’s expenses and result in profits. Consequently, there is a risk that investors may lose all of their investment.

Yerbaé’s development, marketing, and sales activities are limited by its size.

Because of Yerbaé’s relative size, the Company must limit its product development, marketing, and sales activities to the amount of capital it raises. As such, Yerbaé may not be able to complete its production and business development program in a manner that is as thorough as the Company would like. The Company may not ever generate sufficient revenues to cover its operating and expansion costs.

A failure to introduce new products or product extensions into new marketplaces successfully could prevent Yerbaé from achieving long-term profitability.

Yerbaé competes in an industry characterized by rapid changes in consumer preferences, so the Company’s ability to continue developing new products to satisfy our consumers’ changing preferences will determine its long-term success. A failure to introduce new products or product extensions into new marketplaces successfully could prevent the Company from achieving long-term profitability. In addition, customer preferences are also affected by factors other than taste, such as publicity and marketing campaigns. If the Company does not adjust to respond to these and other changes in customer preferences, Yerbaé’s sales may be adversely affected.

Yerbaé’s growth and profitability depends on the performance of third-party distributors and on the Company’s ongoing relationships with them.

Yerbaé’s distribution network is essential for the Company’s success and relies on the performance of various third-parties. This includes wholesalers, direct store delivery distributors, direct distribution channels, and e-commerce platforms. Any failure or inadequate performance by these distribution parties could impact the Company’s operations, profitability, and pose risks to any investment in the securities of the Company.

Yerbaé’s distribution model involves a diverse network of wholesalers, distributors, and retailers. Wholesalers purchase our products in bulk and distribute them to retailers or directly to consumers. Distributors handle direct store delivery distribution, ensuring Yerbaé’s products reach retail shelves efficiently. Additionally, the Company’s direct distribution channels and e-commerce platform enable it to reach customers directly.

There are several potential risks associated with these various arrangements:

Non-Performance – There is a risk that wholesalers, distributors, or retailers may refuse to carry or cease marketing Yerbaé’s products, disrupting the Company’s supply chain and sales channels.

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Inadequate Performance – Third-parties may not fulfill their obligations effectively, such as failing to distribute to enough retailers or positioning Yerbaé’s products in unfavorable locations.

Financial Instability – The financial health or market share of these third-parties may deteriorate, impacting Yerbaé’s distribution, marketing, and sales activities.

Relationship Management – Maintaining positive commercial relationships with wholesalers, distributors, and retailers is essential to ensure continued promotion and availability of Yerbaé’s products. Any strain or deterioration in these relationships could have adverse effects on the operations and profitability of the Company.

Overall, the performance of third-party distribution parties and Yerbaé’s relationships with them are crucial factors that could affect the business outcomes of the Company and returns for investors.

Yerbaé’s business is sensitive to public perception. If any product proves to be harmful to consumers or if scientific studies provide unfavorable findings regarding their safety or effectiveness of caffeinated beverages, then the Company’s image in the marketplace would be negatively impacted.

Yerbaé’s results of operations may be significantly affected by the public’s perception of the Company and similar companies. Accordingly, the business of the Company could be adversely affected if any of Yerbaé’s products or similar products distributed by other companies proves to be harmful to consumers or if scientific studies provide unfavorable findings regarding the safety or effectiveness of the Company’s products or any similar products. If Yerbaé’s products suffer from negative consumer perception, it is likely to adversely affect the Company’s business and results of operations.

Increases in the cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials could harm the business of Yerbaé.

Yerbaé and its third-party bottlers will use water, flavors, yerba mate, white tea, caffeine and stevia and packaging materials for bottles such as aluminum and paper products. The prices for these ingredients, other raw materials and packaging materials fluctuate depending on market conditions. Substantial increases in the prices of the Company’s or its bottler’s ingredients, other raw materials and packaging materials, to the extent they cannot be recouped through increases in the prices of finished beverage products, could increase the operating costs of the Company and could reduce profitability.

Increases in the prices of Yerbaé’s finished products resulting from a higher cost of ingredients, other raw materials and packaging materials could affect the affordability of the Company’s products and reduce sales.

An increase in the cost, a sustained interruption in the supply, or a shortage of some of the ingredients used in the Company’s products, other raw materials, or packaging materials and containers that may be caused by a deterioration of Yerbaé’s or its third-party bottlers’ relationships with suppliers; by supplier quality and reliability issues; or by events such as natural disasters, power outages, labor strikes, political uncertainties or governmental instability, or the like, could negatively impact the Company’s net revenues and profits.

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Yerbaé relies on third-parties to produce and bottle its products, which creates additional risk.

Yerbaé does not own or operate bottling or co-packing facilities used for the production of the various products in its portfolio. The Company relies on certain third-parties to ensure the quality, safety and integrity of Yerbaé’s products. If the third-parties that the Company engages to produce and bottle its products fail to meet Yerbaé’s demands or are found by government agencies to be out of compliance with applicable regulatory requirements, the supply of those products and the future profit margins of the Company could be adversely affected.

Yerbaé presently relies on a limited number of customers

Yerbaé’s business is highly dependent on a limited number of customers, which exposes the Company to significant risks related to revenue concentration. As such, a substantial portion of the Company’s sales is generated from a small number of key customers. Consequently, the loss of, or a significant reduction in orders from, any of these customers could materially and adversely affect Yerbaé’s financial condition, results of operations, and cash flows.

Several factors could lead to a loss or reduction in orders from these key customers, including:

Customer Consolidation – Mergers or acquisitions among Yerbaé’s customers could reduce the number of purchasing entities, potentially leading to decreased demand for our products.

Changes in Customer Demand – Shifts in consumer preferences towards other beverages, new health trends, or changes in the Company’s customers’ business strategies could reduce the demand for Yerbaé products.

Competitive Pressures – Yerbaé’s customers may choose to source functional beverages from competitors, including new entrants with innovative products or larger companies with established brands, which could result in a loss of business.

Economic Downturns – Economic instability or downturns affecting the Company’s customers’ markets could lead to reduced orders, as consumers may cut back on discretionary spending, including premium beverages.

Contractual Relationships – Changes in or termination of any existing relationships, or failure to renew or replace any arrangement with Yerbaé customers on favorable terms, could negatively impact the Company’s revenue. This includes private label agreements or exclusive supply contracts with major retailers or distributors.

Yerbaé’s dependence on a limited number of customers may also limits its negotiating power and increase its vulnerability to adverse changes in pricing and contract terms. Additionally, this concentration risk could negatively impact Yerbaé’s ability to obtain favorable financing terms or secure new business opportunities.

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To mitigate these risks, the Company is actively seeking to diversify its customer base and broaden its market reach. However, there can be no assurance that these efforts will be successful or that they will sufficiently offset the risks associated with Yerbaé’s current customer concentration. Failure to diversify Yerbaé’s customer base could result in a significant decline in financial performance.

Product contamination or tampering or issues or concerns with respect to product quality, safety and integrity could adversely affect Yerbaé’s business, reputation, financial condition or results of operations.

Product contamination or tampering, the failure to maintain high standards for product quality, safety and integrity, including with respect to raw materials and ingredients obtained from suppliers, or allegations (whether or not valid) of product quality issues, mislabeling, misbranding, spoilage, allergens, adulteration or contamination with respect to products in Yerbaé’s portfolio may reduce demand for such products, and cause production and delivery disruptions or increase costs, each of which could adversely affect the business, reputation, financial condition or results of operations of the Company. If any of the products in Yerbaé’s portfolio are mislabeled or become unfit for consumption or cause injury, illness or death, or if appropriate resources are not devoted to product quality and safety or to comply with changing food safety requirements, the Company could decide to, or be required to, recall products or withdraw from the marketplace and/or it may be subject to liability or government action, which could result in payment of damages or fines, cause certain products in the Company’s portfolio to be unavailable for a period of time, result in destruction of product inventory, or result in adverse publicity (whether or not valid), which could reduce consumer demand and brand equity. Moreover, even if allegations of product contamination or tampering or suggestions that Yerbaé’s products were not fit for consumption are meritless, the negative publicity surrounding assertions against the Company or its products or processes could adversely affect Yerbaé’s reputation or brand. The business of the Company could also be adversely affected if consumers lose confidence in product quality, safety and integrity generally, even if such loss of confidence is unrelated to products in Yerbaé’s portfolio. Any of the foregoing could adversely affect the business, reputation, financial condition or results of operations of the Company. In addition, if Yerbaé does not have adequate insurance, if it does not have enforceable indemnification from suppliers, bottlers, distributors or other third-parties or if indemnification is not available, the liability relating to such product claims or disruption as a result of recall efforts could materially adversely affect the business, financial condition or results of operations of the Company.

Yerbaé will compete in an industry that is brand-conscious, so brand name recognition and acceptance of its products are critical to its success and significant marketing and advertising could be needed to achieve and sustain brand recognition.

Yerbaé’s business is substantially dependent upon awareness and market acceptance of its products and brands by its targeted consumers. Its business also depends on acceptance by independent distributors of the Yerbaé brand as one that has the potential to provide incremental sales growth rather than reduce distributors’ existing functional energy drinks. The development of brand awareness and market acceptance is likely to require significant marketing and advertising expenditures. There can be no assurance that Yerbaé will achieve and maintain satisfactory levels of acceptance by independent distributors and retail customers. Any failure of the Yerbaé brand to maintain or increase acceptance or market penetration would likely have a material adverse effect on business, financial condition and results of operations.

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If Yerbaé is unable to successfully manage new product launches, its business and financial results could be adversely affected.

Due to the highly competitive nature of the global functional energy drink sector, Yerbaé expects and intends to continue to introduce new products and evolve existing products to better match consumer demand. The success of new and evolved products depends on several factors, including timely and successful development and consumer acceptance. Such endeavors may also involve significant risks and uncertainties, including distraction of management from current operations, greater than expected liabilities and expenses, inadequate return on capital, exposure to additional regulations and reliance on the performance of third-parties.

Alternative non-commercial beverages or processes could hurt Yerbaé’s business.

The availability of non-commercial beverages, such as tap water, and machines capable of producing naturally caffeinated, plant-based energy beverages at the consumer’s home could hurt Yerbaé’s business, market share, and profitability.

Water scarcity and poor quality could negatively impact Yerbaé’s production costs and capacity.

Water is an ingredient in the product. It is also a limited resource, facing unprecedented challenges from overexploitation, increasing pollution, poor management, and climate change. As demand for water continues to increase, as water becomes scarcer, and as the quality of available water deteriorates, Yerbaé may incur increasing production costs or face capacity constraints that could adversely affect its profitability or net operating revenues in the long run.

Climate change and natural disasters may affect Yerbaé’s business.

There is concern that a gradual increase in global average temperatures due to increased carbon dioxide and other greenhouse gases in the atmosphere could cause significant changes in weather patterns around the globe and an increase in the frequency and severity of natural disasters. Changing weather patterns could result in decreased agricultural productivity in certain regions, and/or outbreaks of diseases or other health issues, which may limit availability and/or increase the cost of certain ingredients used in Yerbaé’s products and could impact the food security of communities around the world. Increased frequency or duration of extreme weather conditions could also impair production capabilities, disrupt Yerbaé’s supply chain and/or impact demand for its products.

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Natural disasters and extreme weather conditions, such as hurricanes, wildfires, earthquakes or floods, and outbreaks of diseases (such as the COVID-19 pandemic) or other health issues may affect Yerbaé’s operations and the operation of its supply chain, impact the operations of its distributors and unfavorably impact Yerbaé’s consumers’ ability to purchase its products. In addition, public expectations for reductions in greenhouse gas emissions could result in increased energy, transportation, and raw material costs, and may require Yerbaé to make additional investments in facilities and equipment. Changes in applicable laws, regulations, standards or practices related to greenhouse gas emissions, packaging and water scarcity, as well as initiatives by advocacy groups in favor of certain climate change-related laws, regulations, standards or practices, may result in increased compliance costs, capital expenditures and other financial obligations, which could affect Yerbaé’s business, financial condition and results of operations. Sales of Yerbaé’s products may also be influenced to some extent by weather conditions in the markets in which it operates. Yerbaé’s third-party co-packers use a number of key ingredients in the manufacturing of its products and powder packets that are derived from agricultural commodities. Increased demand for food products and decreased agricultural productivity in certain regions of the world as a result of changing weather patterns and other factors may limit the availability or increase the cost of such agricultural commodities and could impact the food security of communities around the world. Weather conditions may influence consumer demand for certain of Yerbaé’s products, which could have an effect on its operations, either positively or negatively.

Because Yerbaé has a limited operating history, Yerbaé’s ability to fully and successfully develop the business is unknown.

Yerbaé has only recently begun producing and distributing energy beverages and does not have a significant operating history with which investors can evaluate Yerbaé’s business. Yerbaé’s ability to successfully develop its products, and to realize consistent, meaningful revenues and profit has not been established and cannot be assured. For Yerbaé to achieve success, the products must receive broad market acceptance by consumers. Without this market acceptance, Yerbaé will not be able to generate sufficient revenue to continue Yerbaé’s business operations. If Yerbaé’s products are not widely accepted by the market, the business may fail.

Dependence on personnel.

Due to the specialized nature of Yerbaé’s business, Yerbaé’s success depends on its ability to attract and retain qualified personnel and management. In particular, Yerbaé’s future success will depend in part on the continued services of its executive officers and other key employees. Competition for qualified personnel in the industry in which Yerbaé operates is intense. Yerbaé believes that there are only a limited number of people with the requisite skills to serve in many key positions and it is difficult to hire and retain these people. The loss of one or more of these key personnel may have a significant adverse effect on Yerbaé or its sales, operations and profits.

Conflicts of Interest.

Certain of the directors and officers of Yerbaé are also directors and officers of other companies. In addition, they may devote time to other outside business interests, so long as such activities do not materially or adversely interfere with their duties to Yerbaé. The interests of these persons could conflict with those of Yerbaé. Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws, including the requirements of the BCBCA. In particular, in the event that such a conflict of interest arises at a meeting of Yerbaé’s Board of Directors (the “Board”), a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with applicable laws, the directors of Yerbaé will be required to act honestly, in good faith and in the best interests of Yerbaé.

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Yerbaé’s growth and profitability depends on the performance of third-parties and its relationship with them.

Yerbaé and its distribution network and its success depend on the performance of third-parties, such as third-party co-packers and distribution partners. Any non-performance or deficient performance by such parties may undermine Yerbaé’s operations, profitability, and result in total loss to your investment. To manufacture products, Yerbaé will rely on third-party co-packers. These third-party co-packers may not be able to fulfill Yerbaé’s demand, or such third-parties could begin to charge rates that make using their services cost inefficient. In such a case, Yerbaé’s business, financial condition, and results of operation would be adversely affected. To distribute product, Yerbaé will use a broker-distributor-retailer network whereby brokers represent products to distributors and retailers who will in turn sell product to consumers. The success of this network will depend on the performance of the brokers, distributors and retailers of this network. There is a risk that a broker, distributor, or retailer may refuse to or cease to market or carry Yerbaé’s products. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning Yerbaé’s products in localities that may not be receptive to it. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect Yerbaé’s distribution, marketing and sale activities. Yerbaé must maintain good commercial relationships with third-party brokers, distributors and retails so that they will promote and carry its product. Any adverse consequences resulting from the performance of third-parties or Yerbaé’s relationship with them could undermine Yerbaé’s operations, profitability and may result in total loss of your investment.

Risks Related to Regulations Applicable to Yerbaé’s Industry

Changes in the caffeinated energy beverage business environment and retail landscape could adversely impact the Company’s financial results.

The caffeinated energy beverage business environment is rapidly evolving as a result of, among other things, changes in consumer preferences, including changes based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. In addition, the caffeinated energy beverage retail landscape is very dynamic and constantly evolving, not only in emerging and developing markets, where modern trade is growing at a faster pace than traditional trade outlets, but also in developed markets, where discounters and value stores, as well as the volume of transactions through e-commerce, are growing at a rapid pace. If Yerbaé is unable to successfully adapt to the rapidly changing environment and retail landscape, its share of sales, volume growth and overall financial results could be negatively affected.

Increase in the cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials could harm Yerbaé’s business.

Yerbaé’s bottling partners will use water, yerba mate, guarana, white tea, stevia, flavoring and packaging materials for bottles such as aluminum, plastic and paper products. The prices for these ingredients, other raw materials and packaging materials fluctuate depending on market conditions. Substantial increases in the prices of Yerbaé’s or its bottling partners’ ingredients, other raw materials and packaging materials, to the extent they cannot be recouped through increases in the prices of finished beverage products, would increase Yerbaé’s operating costs and could reduce its profitability. Increases in the prices of Yerbaé’s finished products resulting from a higher cost of ingredients, other raw materials and packaging materials could affect the affordability of its products and reduce sales.

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An increase in the cost, a sustained interruption in the supply, or a shortage of some of these ingredients, other raw materials, or packaging materials and containers that may be caused by a deterioration of Yerbaé’s or its bottling partners’ relationships with suppliers; by supplier quality and reliability issues; or by events such as natural disasters, power outages, labor strikes, political uncertainties or governmental instability, or the like, could negatively impact Yerbaé’s net revenues and profits.

Intense competition and increasing competition in the commercial beverage market could hurt Yerbaé’s business.

The commercial retail beverage industry, and in particular its functional caffeinated energy beverage segment is highly competitive. Market participants are of various sizes, with various market shares and geographical reach, some of whom have access to substantially more sources of capital.

Yerbaé will compete generally with all commercial beverages, including specialty beverages, such functional energy drinks. Yerbaé will compete indirectly with major international beverage companies including, but not limited to: the Coca Cola Company, Dr. Pepper Snapple Group, PepsiCo, Inc., Nestle, Waters North America, Inc., Hansen Natural Corp. and Red Bull. These companies have established market presence in the United States, and offer a variety of beverages that are substitutes to Yerbaé’s products. Yerbaé faces potential direct competition from such companies, because they have the financial resources, and access to manufacturing and distribution channels to rapidly enter the energy beverage market.

Yerbaé also competes with companies that are smaller or primarily local in operation as well as with private label brands such as those carried by supermarket chains, convenience store chains, drug store chains, mass merchants and club warehouses. These companies could bolster their position in the caffeinated plant-based energy beverage market through additional expenditure and promotion.

As a result of both direct and indirect competition, Yerbaé’s ability to successfully distribute, market and sell its products, and to gain sufficient market share in the United States to realize profits may be limited, greatly diminished, or totally diminished, which may lead to partial or total loss of your investments in Yerbaé.

Changes in consumer product and shopping preferences may reduce demand for Yerbaé’s products.

The functional energy drink and supplement categories are subject to changing consumer preferences and shifts in consumer preferences may adversely affect Yerbaé. There is increasing awareness of and concern for health, wellness, and nutrition considerations, including concerns regarding caloric intake associated with sugar-sweetened drinks and the perceived undesirability of artificial ingredients. Yerbaé’s products do not contain the artificial preservatives often found in many energy drinks and sodas. Yerbaé has no artificial preservatives, aspartame or high fructose corn syrup and is very low in sodium. Yerbaé has sweetened line of products that are sweetened with stevia, a composite herb native to South America whose leaves are the source of a noncaloric sweetener. However, consumer preferences may shift away from the trend towards healthier options that Yerbaé has observed, and as such, there can be no assurance that Yerbaé’s current products and product lines will maintain their current levels of demand. There are also changes in demand for different packages, sizes, and configurations. This may reduce demand for Yerbaé’s products, which could reduce Yerbaé’s revenues and adversely affect Yerbaé’s results of operations.

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Consumers are seeking greater variety in their functional energy drinks. Yerbaé’s success will depend, in part, upon its continued ability to develop and introduce different and innovative drinks and supplements that appeal to consumers. In order to retain and expand Yerbaé’s market share, Yerbaé must continue to develop and introduce different and innovative supplements and be competitive in the areas of efficacy, taste, quality, and price, although there can be no assurance of its ability to do so. There is no assurance that consumers will continue to purchase Yerbaé products in the future. Product lifecycles for some functional energy drink brands, products and/or packages may be limited to a few years before consumers’ preferences change. The functional energy drinks that Yerbaé currently markets are in varying stages of their product lifecycles, and there can be no assurance that such products will become or remain profitable for Yerbaé. Yerbaé may be unable to achieve volume growth through product and packaging initiatives. Yerbaé may also be unable to penetrate new markets.

Expansion of the naturally caffeinated, plant-based energy beverage market or sufficiency of consumer demand in that market for operations to be profitable are not guaranteed.

The naturally caffeinated, plant-based energy beverage market is an emerging market and there is no guarantee that this market will expand or that consumer demand will be sufficiently high to allow Yerbaé to successfully market, distribute and sell its products, or to successfully compete with current or future competition, all of which may result in total loss of your investment.

Health benefits of caffeinated energy beverages are not guaranteed or proven, rather it is perceived by consumers.

Health benefits of caffeinated energy beverages are not guaranteed and have not been proven. There is a perception that consuming naturally caffeinated, plant-based energy beverages have beneficial health effects. Consequently, negative changes in consumers’ perception of the benefits of such beverages or negative publicity surrounding them may result in loss of market share or potential market share and hence loss of your investment.

The U.S. Food and Drug Administration has not passed on the efficacy of Yerbaé’s products or the accuracy of any claim made related to its products. The FTC regulates advertising and may review the truthfulness of and substantiation for any claim Yerbaé makes related to its products.

Yerbaé’s advertising activities within the United States are subject to regulation by the United States Federal Trade Commission (“FTC”) under the Federal Trade Commission Act. In recent years, the FTC and state attorneys general have initiated numerous investigations of dietary and nutritional supplement companies and products. Any actions or investigations initiated against the Company by governmental authorities or private litigants could have a material adverse effect on Yerbaé’s business, financial condition, and results of operations.

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The shifting regulatory environment through the various jurisdictions in which are products are sold necessitates building and maintaining robust systems to achieve and maintain compliance in multiple jurisdictions and increases the possibility that Yerbaé may violate one or more of the legal requirements. If its operations are found to be in violation of any applicable laws or regulations, Yerbaé may be subject to, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of its operations, injunctions, or product withdrawals, recalls or seizures, any of which could adversely affect its ability to operate its business, its financial condition and results of operations.

Risks Related to Yerbaé’s Intellectual Property

Dependence on trademarks and proprietary rights.

Yerbaé’s success depends, in large part, on its ability to protect its brands and products and to defend its intellectual property rights. Yerbaé currently has registered both the name “Yerbaé” and Yerbaé’s frog logo as trademarks with the United States Patent and Trademark Office. Yerbaé cannot be sure that trademarks will be issued with respect to any future trademark applications or that its competitors will not challenge, invalidate or circumvent any existing or future trademarks issued to, or licensed by, Yerbaé. Additionally, Yerbaé’s products will be manufactured using proprietary blends of ingredients created by third-party suppliers and then supplied to co-packers. Although the third-parties in Yerbaé’s supply and manufacturing chain will execute confidentiality agreements, there can be no assurances that trade secrets, such as the proprietary ingredient blends, will not become known to competitors.

Yerbaé may face intellectual property infringement claims that could be time-consuming and costly to defend, and could result in loss of significant rights and the assessment of treble damages.

From time to time the Company may face intellectual property claims from third-parties. Some of these claims may lead to litigation. The outcome of any such litigation can never be guaranteed, and an adverse outcome could affect Yerbaé negatively. For example, were a third-party to succeed on an infringement claim against the Company, Yerbaé may be required to pay substantial damages (including up to treble damages if such infringement were found to be willful). In addition, the Company could face an injunction, barring it from conducting the allegedly infringing activity. The outcome of the litigation could require Yerbaé to enter into a license agreement which may not be under acceptable, commercially reasonable, or practical terms or the Company may be precluded from obtaining a license at all. It is also possible that an adverse finding of infringement against the Company may require Yerbaé to dedicate substantial resources and time in developing non-infringing alternatives, which may or may not be possible.

Finally, Yerbaé may initiate claims to assert or defend its intellectual property against third-parties. Any intellectual property litigation, irrespective of whether the Company is the plaintiff or the defendant, and regardless of the outcome, is expensive and time-consuming, and could divert management’s attention from Yerbaé’s business and negatively affect the operating results or financial condition of the Company.

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Yerbaé may be subject to claims by third-parties asserting that its employees or the Company has misappropriated their intellectual property, or claiming ownership of what the Company regard as its own intellectual property.

Although Yerbaé tries to ensure that the Company, its employees, and independent contractors (suppliers/vendors/distributors) do not use the proprietary information or know-how of others in their work, Yerbaé may be subject to claims that the Company, its employees, or independent contractors (suppliers/vendors/distributors) have used or disclosed intellectual property in violation of others’ rights. These claims may cover a range of matters, such as challenges to Yerbaé’s trademarks, as well as claims that its employees or independent contractors are using trade secrets or other proprietary information of any such employee’s former employer or independent contractors. As a result, the Company may be forced to bring claims against third-parties, or defend claims brought against Yerbaé, to determine the ownership of what the Company regard as its intellectual property. If Yerbaé fails in prosecuting or defending any such claims, in addition to paying monetary damages, the Company may lose valuable intellectual property rights or personnel. Even if successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management of the Company.

Risks Related to Yerbaé’s Common Shares

Market price of Common Shares

The market price of the common shares of the Company (the “Common Shares”) may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond Yerbaé’s control. This volatility may affect the ability of holders of Common Shares to sell their securities at an advantageous price. Market price fluctuations in the Common Shares may be due to Yerbaé’s operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by Yerbaé or its competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Common Shares.

Financial markets have historically at times experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Common Shares may decline even if Yerbaé’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, Yerbaé’s operations could be adversely impacted and the trading price of the Common Shares may be materially adversely affected.

Additional Financing

The continued development of Yerbaé will require additional financing. There is no guarantee that Yerbaé will be able to achieve its business objectives, including with respect to the expansion of its product offerings and entering into new markets. Yerbaé intends to fund its business objectives by way of additional offerings of equity and/or debt financing as well as through anticipated positive cash flow from operations in the future. The failure to raise or procure such additional funds or the failure to achieve positive cash flow could result in the delay or indefinite postponement of current business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Company.

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Given Yerbaé’s plans and expectations that additional capital and personnel will be needed, the Company may need to issue additional debt or equity securities. Yerbaé cannot predict the size of future sales and issuances of debt or equity securities or the effect, if any, that future sales and issuances of debt or equity securities will have on the market price of the Common Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in Yerbaé’s earnings per share.

Liquidity

Shareholders may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that Yerbaé will continue to meet the listing requirements of the TSX Venture Exchange, OTCQX® or other public listing exchanges.

History of negative cash flows

Yerbaé has a history of negative cash flow from operating activities. To the extent that the Company has negative cash flow in future periods, Yerbaé may need to allocate a portion of the net proceeds from the sale of securities to fund such negative cash flow. There can be no assurance that additional capital or other types of financing will be available when need or that these financings will be on terms at least as favorable to Yerbaé as those previously obtained, or at all.

Yerbaé derives virtually all of its revenues from functional energy drinks, and competitive pressure in the functional energy drink category could adversely affect Yerbaé’s business and operating results.

Yerbaé’s focus is in the functional energy category, and its business is vulnerable to adverse changes impacting the fitness supplement category and business, which could adversely impact Yerbaé’s business and the trading price of its Common Shares.

Virtually all of Yerbaé’s sales are derived from its functional energy beverage product lines. Any decrease in the sales of its functional energy drinks could significantly adversely affect Yerbaé’s future revenues and net income. Historically, Yerbaé have experienced substantial competition from new entrants in the functional energy drink category. The increasing number of competitive products and limited amount of shelf space, including in coolers, in retail stores may adversely impact Yerbaé’s ability to gain or maintain a share of sales in the marketplace. In addition, certain actions of competitors, including unsubstantiated and/or misleading claims, false advertising claims and tortious interference in Yerbaé’s business, as well as competitors selling misbranded products, could impact Yerbaé’s sales. Competitive pressures in the functional energy drink and supplement categories could impact Yerbaé’s revenues, cause price erosion and/or lower market share, any of which could have a material adverse effect on its business and results of operations.

Because Yerbaé does not intend to pay any cash dividends on its Common Shares in the near future, shareholders will not be able to receive a return on their Common Shares unless they sell them.

Yerbaé intends to retain any future earnings to finance the development and expansion of its business. Accordingly, the Company does not anticipate paying any cash dividends on the Common Shares in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the Board, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the Board considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless Yerbaé pays dividends, shareholders of the Company will not be able to receive a return on their Common Shares unless they sell them.